Docusign Envelope ID: DD107C07-8827-4911-903D-9B83CF11D608 Exhibit 23.1 Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Maxeon Solar Technologies, Ltd.'s Omnibus Plan, of our reports dated May 30, 2024 with respect to the consolidated financial statements of Maxeon Solar Technologies, Ltd. and the effectiveness of internal control over financial reporting of Maxeon Solar Technologies, Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2023 filed with the Securities and Exchange Commission. Singapore November 13, 2024